                                                              EXHIBIT 10.11

All sections marked with two asterisks ("**") reflect portions which have been redacted. The unredacted exhibit has been filed separately with the Securities and Exchange Commission as part of a request for confidential treatment.


                          MOTOROLA CELLULAR SUBSCRIBER
                            PRODUCT SALES AGREEMENT


This agreement ("Agreement") is made and entered into as of 13, June, 1996 ("Agreement Date") by and between Motorola, Inc., through its Pan American Cellular Subscriber Group, having a place of business at 600 North U.S. Highway 45, Libertyville, Illinois 60048-1286 ("Motorola" or "Seller") and Transcrypt International, Inc., having a place of business at 4800 NW 1st Street, Lincoln, NE 68521 ("Buyer").

PRODUCTS, QUANTITIES AND PRICES

Buyer may purchase the selected Motorola cellular subscriber products ("Products") at the prices described on Attachment A. Buyer acknowledges that
(i) purchase and sale shall occur only by Motorola's acceptance of Buyer's orders, (ii) available Products and pricing may be changed by Motorola at its discretion at any time, and (iii) the applicable purchase price is Motorola's price current at the time of Motorola's acceptance of Buyer's purchase order.

TERMS AND CONDITIONS

Attachment B contains additional terms and conditions applicable to this Agreement. Attachment C contains Motorola's standard terms and conditions applicable to this Agreement. To the extent of any inconsistency between Attachment B and Attachment C, Attachment B shall control.

TERM

This Agreement shall commence on the Agreement Date and shall expire on December 31 of the following calendar year. Unless this Agreement is superseded by a new agreement, or otherwise terminated pursuant to the terms contained herein, this Agreement will continue in effect beyond its initial term until terminated by either party upon thirty (30) days' prior written notice.

ENTIRE AGREEMENT

Buyer acknowledges that it has read and understands these terms and conditions and agrees to be bound by them, and that this Agreement, including the Attachments, is the complete and exclusive statement of the agreement between the parties pertaining to the purchase and sale of the Products, and supersedes all proposals, oral or written, and all other communications between the parties relating to same. No alterations or modifications of this Agreement shall be binding upon either Buyer or Motorola unless made in writing and signed by an authorized representative of each.

The parties deem this Agreement to be executed by their duly authorized representatives on the Agreement Date.

        SELLER:                                 BUYER:
        MOTOROLA, INC.                          TRANSCRIPT INTERNATIONAL, INC.


        By:         [SIG]                       By:              [SIG]
            ----------------------                     -------------------------
        Title: V.P. & General Mgr.              Title: President & COO
               -------------------                     -------------------------
               US Markets Div.

Attachments included in Agreement:
A.  Products and Prices
B.  Additional Terms and Conditions
C.  Motorola Standard Terms and Conditions

                                TRANSCRYPT, INC.
                                  ATTACHMENT A
                              PRODUCTS AND PRICING

                         WIRELINE PRODUCT DISTRIBUTION
                         -----------------------------
                  All product dual NAM, except where indicated
                EFFECTIVE DATE: Upon Full Execution of Agreement



PORTFOLIO PRODUCTS
------------------

                                                                        Invoice
Products                 Model        Includes                           Price
--------                 -----        --------                          -------
PERSONAL COMMUNICATOR    76778SAREA   Slow desk top charger, and         **
DPC550 ENTRY PAK                      TALK Pak NiCD battery.

MICRO T.A.C Lite II(TM)  76779SAHBA   Slow desk top charger, and         **
BASE PAK                              Slim NiCD battery.

MICRO T.A.C Lite II      76832SAHPA   Rapid desk top charger and         **
PRO PAK                               Slim NiMH battery

MICRO T.A.C UltraLite    76831SATBA   Rapid desk top charger and         **
BASE PAK                              Slim NiMH battery

MICRO T.A.C Elite(TM)    76788SAXEA   AC adaptor, slim NiMH battery,     **
Entry PAK Model                       and internal EP charger.



                       Confidential Business Information
                            Do Not copy or reproduce
5/10/96

                                TRANSCRYPT, INC.
                                  ATTACHMENT A
                              PRODUCTS AND PRICING

                         WIRELINE PRODUCT DISTRIBUTION
                         -----------------------------
                EFFECTIVE DATE: Upon full Execution of Agreement


PORTFOLIO PRODUCTS
------------------

Products                   Model          Rebate
--------                   -----          ------
PERSONAL COMMUNICATOR      76778SAREA      **
DPC550 ENTRY PAK

MICRO T.A.C Lite II(TM)    76779SAHBA      **
BASE PAK

MICRO T.A.C. Lite II       76832SAHPA      **
PRO PAK

MICRO T.A.C. UltraLite     76831SATBA      **
BASE PAK

MICRO T.A.C. Elite(TM)     76788SAXEA      **
Entry PAK Model


                       Confidential Business Information
                            Do Not copy or reproduce
5/10/96

                                TRANSCRYPT, INC.
                                  ATTACHMENT A



PRODUCT                   INVOICE    REBATE $    CONTRACT NET
-------                   -------    --------    ------------
DPC550 ENTRY PAK           **          **            **
MICRO T.A.C LITE II(TM)    **          **            **
MICRO T.A.C LITE II        **          **            **
MICRO T.A.C UltraLite      **          **            **
MICRO T.A.C Elite(TM)      **          **            **





                       Confidential Business Information
                            Do Not copy or reproduce

5/10/96

                                  Attachment B

                        ADDITIONAL TERMS AND CONDITIONS

1. Buyer is purchasing each Product for incorporation into a cellular subscriber unit with voice scrambling capability ("Value Added Product"). Buyer agrees to limit its distribution of the Products to the incorporation of said Products into such Value Added Product which Buyer shall market under Buyer's name for sale, lease or rent to third-parties in the regular course of Buyer's business. Products not so modified by Buyer may not be resold by Buyer. Buyer is responsible for the selection of each Product, its ability to achieve the results intended with other products, software and/or peripherals of Buyer's design, assembly, manufacture or purchase, and for the system performance of Buyer's Value Added Product. Buyer also acknowledges that any technical support for Buyer's Value Added Product shall be entirely Buyer's responsibility.

2. Buyer agrees that it will comply with all export control laws and that it will not directly or indirectly export, reexport, resell, ship or divert any products, materials, services or technical data or software furnished hereunder to any customers or countries for which the U.S. Government at the time of export or reexport had embargoed or which export or reexport requires a validated license or other governmental approval without first obtaining such license or approval. Buyer shall indemnify and hold Motorola harmless for all claims, demands, damages, costs, fines, penalties, fees and other expenses and losses arising from Buyer's failure, intentional or unintentional, to comply with the foregoing paragraph.

3. This Agreement is an exclusive agreement as to Buyer, in that Buyer agrees to purchase all Motorola cellular subscriber products directly from Motorola and from no other source. Buyer acknowledges that this is a non-exclusive agreement as to Motorola and that Motorola retains the right to utilize other channels of distribution, including the right to appoint other dealers, distributors and value added resellers, and to solicit and make direct or indirect sales of the Products as Motorola in its sole and unrestricted judgment may from time to time determine to be in the best interest of Motorola without liability or obligation to Buyer.

4.   Warranty Disclaimer.

     (a) Buyer acknowledges and agrees that Motorola is selling the Products with no warranty whatsoever, and that Buyer is purchasing the Products "as is" and "with all faults." The description of the Products in Attachment A, any description of the Products that may be contained in advertisements or other documents of any kind, and any oral representations with regard to the Products are for the sole purpose of identifying and describing the Products and do not constitute a representation or warranty that the Products will conform to that description.

     (b) Motorola represents and warrants that it is the owner of the Products and that it has good and marketable title to the Products, free of any liens or encumbrances. MOTOROLA DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Motorola also disclaims any implied warranty arising out of trade usage or out of a course of dealing or course of performance.

     (c) Buyer will provide a warranty or warranties on its Value Added Products to its customers. Buyer understands and agrees that Motorola will not be responsible in any way for any warranty which Buyer extends to its customers.

     (d) Notwithstanding the warranty disclaimer stated above, if Motorola conducts a general recall of a Product: (i) Motorola will notify Buyer of such general recall by means of direct letter or through Motorola's Cellular Service Bulletin, at Motorola's sole choice and discretion, and (ii) Motorola will include in any such general recall program the Products sold to Buyer. Motorola's agreement in this regard shall not be construed as an obligation to conduct a recall program for a Product for any reason whatsoever; the determination to conduct any recall program, and determination of the extent of any such program, shall be made by Motorola in its sole discretion. In the event Products sold to Buyer are recalled as part of any such recall program, any corrective activity, replacement or other remedy provided by Motorola will only pertain to the original Product sold by Motorola to Buyer and will not pertain to the value added portion of the product Buyer sold to its customer. In the event that Buyer's modifications to the Product increase the cost or difficulty of Motorola's recall efforts, then Buyer will provide reasonable financial and/or technical assistance and services at Motorola's request and sole discretion. Other than stated herein, Motorola disclaims all liability of any kind to Buyer caused by or arising out of any such recall program.

5. Products will be packaged in boxes with no labeling or information of any kind printed on the boxes.

6. Buyer's employees may participate in Motorola's "Master Shop" Training Program at Buyer's request and expense, under the same terms and conditions as offered to other Motorola customers. Training shall take place at Motorola's Libertyville, IL facility. Buyer's access to spare parts and training shall extend 12 months beyond the termination or expiration of this Agreement.

7. Buyer will ensure that no Motorola Federal Communications Commission ("FCC") identification number appears on any of its Value Added Products. With respect to its Value Added Products, Buyer assumes all responsibility for compliance with the rules and regulations of the FCC relating to devices which generate or emit radio frequency energy, including but not limited to those rules relating to equipment authorization procedures. At Buyer's request, Motorola will provide reasonable assistance and information as is necessary to prepare any applications for FCC grants or approvals, including but not limited to copies of appropriate FCC filings by Motorola. Buyer shall keep and maintain all information and documents provided by Motorola as Confidential and shall not disclose any such information without the written approval of Motorola. Buyer shall indemnify and hold Motorola harmless for all claims, demands, damages, costs, fines, penalties, fees and other expenses and losses arising from Buyer's failure, intentional or unintentional, to comply with these requirements. Buyer's obligations under this paragraph shall survive the termination or expiration of this Agreement.

                                  Attachment C

                         STANDARD TERMS AND CONDITIONS



1. PRICES The prices for the Products purchased hereunder shall be as set forth in Attachment A to the Agreement.

2. ORDERS AND FORECASTS (a) Orders. All orders by Buyer shall be only upon the terms and conditions of this Agreement. The only effect of any terms and conditions in Buyer's orders or elsewhere shall be to request the time and place of delivery and number of units to be delivered, subject to Seller's acceptance, but they shall not change, alter or add to the terms and conditions of this Agreement in any other way.
        Seller's invoice shall also not change the terms and conditions of this Agreement. (b) Forecasts. During the term of this Agreement, Buyer shall use its best efforts to update, on a quarterly basis, a continuous usage forecast to assist Seller in maintaining an orderly production flow for the purpose of meeting Buyer's delivery requirements. Buyer's failure to provide such information may be considered cause by Seller for excusable delivery delay.

3. CANCELLATION Buyer may cancel orders placed in accordance with the terms and conditions of this Agreement upon payment of cancellation charges which shall include all costs incurred or committed for, and a reasonable profit on such costs, unless (i) such costs are otherwise recoverable through the sale of the product on a timely basis or (ii) Buyer's cancellation is due to Motorola's failure to meet its forecasted delivery schedule resulting in cancellation of Product orders by Buyer's own customer. Payment of cancellation charges shall be due within thirty (30) days of the date of invoice. Seller agrees to divert completed material and work in process from canceled orders to other requirements wherever possible in order to minimize cancellation charges.

4. DELIVERY AND PAYMENT (a) All deliveries are FOB Motorola's plant. Each such delivery will be separately invoiced and payment from Buyer shall be due thirty (30) days from the date thereof without regard to other deliveries. DELIVERY DATES ARE BEST ESTIMATES ONLY. (b) Title to the Products sold shall pass to Buyer at the FOB point. Buyer hereby grants to MOTOROLA a security interest and lien upon all of Buyer's now existing or hereafter acquired inventory of the products, and all of Buyer's account, chattel paper, instruments, contract rights, general intangibles, accounts receivable and the proceeds thereof now existing or hereafter arising out of Buyer's sale or other disposition of the products. Buyer agrees to cooperate in whatever manner necessary to assist MOTOROLA in perfecting and recording such security interest and lien upon request.

5. FORCE MAJEURE MOTOROLA shall not be liable for any delay or failure to perform due to any cause beyond its reasonable control. Causes include but are not limited to strikes, acts of God, acts of the Buyer, interruptions of transportation or inability to obtain necessary labor, materials or facilities, or default of any supplier, or delays in FCC frequency authorization or license grant. The delivery schedule shall be considered extended by a period of time equal to the time lost because of any excusable delay. To the extent that MOTOROLA is unable to manufacture and deliver the annual commitment, it shall be reduced on a pro rata basis. In the event MOTOROLA is unable to wholly or partially perform for a period greater than forty-five (45) days because of any cause beyond its reasonable control, either party may terminate any delayed order without any liability.

6. PATENT AND COPYRIGHT INDEMNIFICATION (a) MOTOROLA agrees to defend, at its expense, any suits against Buyer based upon a claim that any products furnished hereunder directly infringes a U.S. patent or copyright and to pay costs and damages finally awarded in any such suit, provided that MOTOROLA is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defense of same. If the use or sale of any product(s) furnished hereunder is enjoined as a result of such suit, MOTOROLA at its option and at no expense to Buyer, shall obtain for Buyer the right to use or sell said product(s) or shall substitute an equivalent product reasonably acceptable to Buyer and extend this indemnity thereto or shall accept the return of the product(s) and reimburse Buyer the purchase price therefor, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the alteration of any products furnished by MOTOROLA or by the combination of any product(s) furnished by MOTOROLA and other elements nor does it extend to any product(s) of Buyer's design or formula. The foregoing states the entire liability of MOTOROLA for patent or copyright infringement. (b) IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INCIDENTAL OR

        CONSEQUENTIAL DAMAGES ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS.

 7. LICENSE DISCLAIMER Nothing contained herein shall be deemed to grant either directly or by implication, estoppel, or otherwise, any license under any patents, copyrights, trademarks or trade secrets of MOTOROLA.

 8. TAXES Except for the amount, if any, of state and local tax stated in the Agreement, the prices set forth herein are exclusive of any amount for Federal, State and/or Local excise, sales, use, property, retailer's, occupation or any other assessment in the nature of taxes however designated, on the products and/or services provided under this Agreement. If any such excluded tax, exclusive however, of any taxes measured by Seller's net income or taxes based on Seller's gross receipts or based on Seller's franchise, is determined to be applicable to this transaction or to the extent MOTOROLA is required to pay or bear the burden thereof, one hundred percent (100%) thereof shall be added to the prices set forth herein and paid by Buyer. Personal property taxes assessable on the products shall be the responsibility of Buyer. In the event Buyer claims exemption from sales, use or other such taxes under this Agreement, Buyer shall hold Motorola harmless of any subsequent assessments levied by a proper taxing authority for such taxes, including interest, penalties, and late charges.

 9. TECHNICAL ASSISTANCE Motorola's warranty shall not be enlarged, and no obligation or liability shall arise out of Motorola's rendering of technical advice, facilities or service in connection with Buyer's purchase of the products furnished.

10. LIMITATION OF LIABILITY EXCEPT FOR PERSONAL INJURY, AND EXCEPT FOR PARAGRAPH 7 PATENT AND COPYRIGHT INDEMNIFICATION, MOTOROLA'S TOTAL LIABILITY, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. IN NO EVENT WILL MOTOROLA BE LIABLE FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW. NO ACTION SHALL BE BROUGHT FOR ANY BREACH OF THIS CONTRACT MORE THAN ONE (1) YEAR AFTER THE ACCRUAL OF SUCH CAUSE OF ACTION EXCEPT FOR MONEY DUE UPON ACCOUNT.

12. LOGOS AND TRADEMARKS In order that Seller may protect its trademarks, trade names, corporate slogans, corporate logo, goodwill and product designations, Buyer, without the express written consent of Seller, shall have no right to use any such marks, names, slogans or designations of Seller in the sales, lease or advertising of any products or on any product container, component part, business forms, sales, advertising and promotional materials or other business supplies or material, whether in writing, orally or otherwise.

13. PARTY RELATIONSHIP This Agreement does not create any agency, joint venture or partnership between Buyer and Seller. Buyer shall not impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of seller, other than as expressly provided herein.

14. WAIVER The failure of either party to insist in any one or more instances, upon the performance of any of the terms or conditions herein or to exercise any right hereunder shall not be construed as a waiver or relinquishment of the future performance of any such terms or conditions or the future exercise of such right but the obligation of the other party with respect to such future performance shall continue in full force and effect.

15. DEFAULT In the event that Buyer shall be in breach or default of any of the terms or conditions of this Agreement and such breach or default shall continue for a period of thirty (30) days after the giving of written notice by MOTOROLA to Buyer, then subject to the other terms and conditions of this Agreement, MOTOROLA, in addition to other rights and remedies it may have in law or equity, shall have the right to immediately cancel this Agreement without any charge or liability whatsoever.

16. U.S. GOVERNMENT SALES In the event that buyer elects to sell Motorola products or services to the U.S. Government or a prime contractor selling to the U.S. Government, Buyer remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the U.S. Government. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations. Failure of Buyer to conduct any sales to the U.S. Government or to U.S. Government prime contractors in strict accordance with U.S. law shall constitute a material breach of this Agreement.

17. DISPUTE RESOLUTION. The parties agree that any claims or disputes will be submitted to non-binding mediation prior to initiation of any formal legal process. Costs of mediation will be shared equally.

18. EDI. In order to facilitate transactions under this Agreement, the parties may electronically transmit and receive data in agreed formats in substitution for conventional paper-based documents as provided in any Electronic Data Interchange Trading Partner Agreement that may be in effect between the parties.

19. GENERAL. No alterations or modifications of this Agreement shall be binding upon either Buyer or Seller unless made in writing and signed by an authorized representative of each. If any term or condition of this Agreement shall to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition shall be inoperative and void insofar as it is in conflict with law, but the remaining rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular term or condition held to be invalid, void or unenforceable. No assignment of this Agreement of any right granted herewith shall be made by Buyer without the prior written consent of Motorola. This Agreement shall be governed by the laws of the State of Illinois.